UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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ENBRIDGE ENERGY PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Enbridge Energy Partners, L.P. and Enbridge Energy Management, L.L.C. to Hold Special Meetings on December 17, 2018

HOUSTON, December, 10, 2018 – Enbridge Energy Partners, L.P. (NYSE: EEP) (EEP or the Partnership) and Enbridge Energy Management, L.L.C. (NYSE: EEQ) (EEQ) will hold special meetings (the Special Meetings) of EEP unitholders and EEQ shareholders, respectively, on December 17, 2018, in Houston, Texas with respect to the merger (the EEP Merger) of EEP with a wholly owned subsidiary of Enbridge Inc. (TSX:ENB) (NYSE: ENB) (Enbridge), and the merger (the EEQ Merger) of EEQ with a wholly owned subsidiary of Enbridge.

The EEP Merger will be effected pursuant to the Agreement and Plan of Merger dated as of September 17, 2018 (the EEP Merger Agreement) and will result in Enbridge (through a wholly owned subsidiary) acquiring all of the outstanding public Class A common units of EEP and EEP becoming an indirect, wholly owned subsidiary of Enbridge. Pursuant to the EEP Merger Agreement, at the closing each public Class A common unit of EEP will be exchanged for 0.335 common shares of Enbridge. The EEQ Merger will be effected pursuant to the Agreement and Plan of Merger dated as of September 17, 2018 (the EEQ Merger Agreement) and will result in Enbridge (through a wholly owned subsidiary) acquiring all of the outstanding public Listed Shares of EEQ and EEQ becoming an indirect, wholly owned subsidiary of Enbridge. Pursuant to the EEQ Merger Agreement, at the closing each public Listed Share of EEQ will be exchanged for 0.335 common shares of Enbridge.

Special Meetings

When:	Monday, December 17, 2018
10:00 a.m. Central Time (11:00 a.m. Eastern Time)

Where:	Hilton Houston Post Oak by the Galleria
2001 Post Oak Boulevard
Houston, Texas 77056

At the Special Meetings, EEP unitholders will be asked to vote on proposals to approve the EEP Merger Agreement and certain related matters (the EEP Proposals), and EEQ shareholders will be asked to vote on proposals to approve the EEQ Merger Agreement and certain related matters (the EEQ Proposals). The Board of Directors of the general partner of EEP and the Board of Directors of EEQ (the delegate of the general partner of EEP) each recommends that EEP unitholders vote in favor of the EEP Proposals, and the Special Committee of the Board of Directors of EEQ recommends that EEP unitholders vote in favor of approval of the EEP Merger Agreement. In addition, each of Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. (Glass Lewis) (each a leading independent proxy advisory firm) has also recommended that EEP unitholders vote in favor of the EEP Proposals.

The Board of Directors of EEQ recommends that EEQ shareholders vote in favor of the EEQ Proposals and the Special Committee of the Board of Directors of EEQ recommends that EEQ shareholders vote in favor of approval of the EEQ Merger Agreement and certain other EEQ Proposals. ISS has also recommended that EEQ shareholders vote in favor of the EEQ Proposals. Each of ISS and Glass Lewis has also recommended that EEQ shareholders vote in favor of the EEQ Proposals.

EEP unitholders and EEQ shareholders of record as of the close of business on November 5, 2018, will be entitled to vote at the Special Meetings. The Partnership and EEQ encourage their respective unitholders and shareholders to return their proxy cards with respect to the EEP Proposals and the EEQ Proposals as soon as possible but no later than 11:59 p.m. (Eastern Time) on Sunday, December 16, 2018, to ensure their votes are counted. Any EEP unitholder’s or EEQ shareholder’s failure to vote its EEP units or EEQ shares will have the same effect as a vote against the EEP Merger or the EEQ Merger. For each of EEP and EEQ, copies of the notice of special meeting, the proxy statement related to the respective EEP Merger and EEQ Merger and related documents are available on EDGAR at www.sec.gov.

EEP unitholders and EEQ shareholders who have questions or require assistance in voting their respective proxies may direct their inquiry to the proxy solicitation agent, D.F. King & Co., Inc., by calling toll free in North America at (800) 549-6746 with respect to the EEP Merger or (800) 207-3159 with respect to the EEQ Merger, or by email at enbridge@dfking.com.

Live Audio Webcast

The Partnership and EEQ will host a live audio webcast of the Special Meetings on December 17, 2018, at 10:00 a.m. CT (11:00 a.m. ET). Analysts, members of the media and other interested parties can access the call toll free at (877) 930-8043, or within and outside North America at (253) 336-7522, using the access code of 5088993#.

A webcast replay will be available on the Partnership’s website approximately two hours after conclusion of the Special Meetings. An MP3 and transcript will follow shortly thereafter. The replay will be available for seven days after the call toll-free (855) 859-2056 or within and outside North America at (404) 537-3406 (access code 5088993#).

FORWARD-LOOKING INFORMATION

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements are based on the beliefs and assumptions of Enbridge, EEP, EEQ, Spectra Energy Partners, LP (“SEP”), and Enbridge Income Fund Holdings Inc. (“ENF” and, together with EEP, EEQ and SEP, the “Sponsored Vehicles”). These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions and include, but are not limited to, statements regarding the expected closing, consummation, completion, timing and benefits of the acquisitions of the Sponsored Vehicles (collectively, the “Proposed Transactions”), the expected synergies and equity holder value to result from the combined companies, the expected levels of cash distributions or dividends by the Sponsored Vehicles to their respective shareholders or unitholders, the expected levels of dividends by Enbridge to its shareholders, the expected financial results of Enbridge and its Sponsored Vehicles and their respective affiliates, and the future credit ratings, financial condition and business strategy of Enbridge, its Sponsored Vehicles and their respective affiliates.

Although Enbridge and its Sponsored Vehicles believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (“NGL”) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for projects; anticipated in-service dates; weather; the timing and closing of dispositions; the realization of anticipated benefits and synergies of the Proposed Transactions; governmental legislation; acquisitions and the timing thereof; the success of integration plans; impact of capital project execution on future cash flows; credit ratings; capital project funding; expected earnings; expected future cash flows; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for Enbridge’s and its Sponsored Vehicles’ services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments and may impact levels of demand for Enbridge’s and its Sponsored Vehicles’ services and cost of inputs, and are therefore inherent in all forward looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to the impact of the Proposed Transactions, expected earnings and cash flow or estimated future dividends.

Forward looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. There are a number of important factors that could cause actual results to differ materially from those indicated in any forward looking statement including, but not limited to: the risk that the Proposed Transactions do not occur; negative effects from the pendency of the Proposed Transactions; the ability to realize expected cost savings and benefits from the Proposed Transactions; the timing to consummate the Proposed Transactions; whether the Sponsored Vehicles or Enbridge will produce sufficient cash flows to provide the level of cash distributions they expect with respect to their respective units or shares; outcomes of litigation and regulatory investigations, proceedings or inquiries; operating performance of Enbridge and its Sponsored Vehicles; regulatory parameters regarding Enbridge and its Sponsored Vehicles; other Enbridge dispositions; project approval and support; renewals of rights of way; weather, economic and competitive conditions; public opinion; changes in tax laws and tax rates; changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities; and any other risks and uncertainties discussed herein or in Enbridge’s or its Sponsored Vehicles’ other filings with Canadian and United States securities regulators. All forward-looking statements in this communication are made as of the date hereof and, except to the extent required by applicable law, neither Enbridge nor any of the Sponsored Vehicles assume any obligation to publicly update or revise any forward looking statements made in this communication or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward looking statements, whether written or oral, attributable to Enbridge, its Sponsored Vehicles or persons acting on their behalf, are expressly qualified in their entirety by these cautionary statements. The factors described above, as well as additional factors that could affect Enbridge’s or any of its Sponsored Vehicles’ respective forward looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward Looking Information” in Enbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulators on February 16, 2018, each of EEP’s,

EEQ’s and SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which were filed with the SEC on February 16, 2018, ENF’s Management’s Discussion and Analysis for the year ended December 31, 2017, which was filed with Canadian securities regulators on February 16, 2018, and in Enbridge’s and its Sponsored Vehicles’ respective other filings made with the SEC and Canadian securities regulators, which are available via the SEC’s website at http://www.sec.gov and at http://www.sedar.com, as applicable.

Additional Information about Enbridge and the Proposed Transactions and Where to Find It

This communication may be deemed solicitation material in respect of the Proposed Transactions. The registration statements of Enbridge in respect of the EEP, EEQ and SEP transactions were declared effective on November 9, 2018 and definitive proxy statements/consent statements, along with the applicable written consents or forms of proxy, of EEP, EEQ and SEP were filed with the SEC on November 9, 2018 and mailed to the respective security holders of EEP, EEQ and SEP on or about November 13, 2018. INVESTORS AND SECURITY HOLDERS OF ENBRIDGE AND ITS SPONSORED VEHICLES ARE URGED TO READ THE APPLICABLE REGISTRATION STATEMENT, DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS, AS APPLICABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors, shareholders and unitholders can obtain free copies of such documents containing important information about Enbridge and its Sponsored Vehicles, through the website maintained by the SEC at http://www.sec.gov or with Canadian securities regulators through the SEDAR website at http://www.sedar.com, as applicable. Copies can also be obtained, without charge, by directing a request to Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, Attention: Investor Relations.

Participants in the Solicitations

Enbridge, each of its Sponsored Vehicles, and certain of their respective directors and executive officers, may be deemed participants in the solicitation of consents or proxies from the holders of equity securities of the Sponsored Vehicles in connection with the Proposed Transactions. Information about the directors and executive officers of Enbridge is set forth in its definitive proxy statement filed with the SEC on April 5, 2018. Information about the directors and executive officers of EEP, EEQ and SEP is set forth in EEP’s, EEQ’s and SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, respectively, each of which was filed with the SEC on February 16, 2018. Information about the directors and executive officers of ENF is set forth in ENF’s Annual Information Form for the fiscal year ended December 31, 2017, which was filed with Canadian securities regulators on February 16, 2018. Each of these documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in any consent or proxy solicitation with respect to the Proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the relevant definitive proxy or consent statement/prospectus filed by Enbridge/EEP/EEQ and SEP with the SEC on November 9, 2018.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 25 percent of total U.S. oil imports. Enbridge Energy Partners, L.P. is traded on the New York Stock Exchange under the symbol EEP; information about the partnership is available on its website at www.enbridgepartners.com.

About Enbridge Energy Management, L.L.C.

Enbridge Energy Management, L.L.C. manages the business and affairs of the Partnership, and its sole asset is an approximate 21 percent limited partner interest in the Partnership. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, Canada (NYSE: ENB) (TSX: ENB) is the general partner of the Partnership and holds an approximate 35 percent interest in the Partnership. Enbridge Management is the delegate of the general partner of the Partnership.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media

Michael Barnes

Toll Free: (888) 992-0997

Email: media@enbridge.com

Investment Community

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com